Independent auditors' consent

The board and shareholders
Strategist Income Fund, Inc.:
         Strategist Government Income Fund
         Strategist High Yield Fund
         Strategist Quality Income Fund

The board of trustees and unitholders Income Trust:
         Government Income Portfolio
         High Yield Portfolio
         Quality Income Portfolio


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.




/s/ KPMG LLP
KPMG LLP
Minneapolis, Minnesota
July 27, 1999